                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A
                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                       DOMINION RESOURCES CAPITAL TRUST II
             (Exact name of registrant as specified in its charter)

                  DELAWARE                       Applied For
          (State of incorporation or    (I.R.S. employer identification
                organization)                      number)

          120 TREDEGAR STREET, RICHMOND, VIRGINIA          23219
          (Address of principal executive offices)       (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-93187

Securities to be registered pursuant to Section 12(b) of the Act:


                                                 Name of each exchange on which
Title of each class to be so registered         each class is to be registered
---------------------------------------         ------------------------------
    8.4% Trust Preferred Securities                 New York Stock Exchange
(Liquidation Amount $25 per Trust Preferred
         Security)


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This Registration Statement relates to the 8.4% Trust Preferred Securities (Liquidation Amount $25 per Trust Preferred Security) (the "Trust Preferred Securities") of Dominion Resources Capital Trust II, a Delaware business trust (the "Trust"). A description of the Trust Preferred Securities is contained in the prospectus supplement, dated January 10, 2001 (the "Prospectus Supplement"), to prospectus, dated January 6, 2000 (the "Prospectus") of the Trust and Dominion Resources, Inc. ("Dominion"), filed on January 11, 2001 with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the "Securities Act") and is incorporated herein by reference. The Prospectus Supplement and the Prospectus are part of the Registration Statement on Form S-3 (Registration No. 333-93187) of Dominion, the Trust and Dominion Resources Capital Trust III (the "Registration Statement").


ITEM 2.    EXHIBITS.


   1.  The Prospectus Supplement and the Prospectus      Incorporated herein by reference to the Company's
                                                         Prospectus Supplement and the Prospectus filed with the
                                                         SEC on January 11, 2001 pursuant to Rule 424(b)(5) under
                                                         the Securities Act

   2.  Certificate of Trust of the Trust                 Incorporated herein by reference to Exhibit 4(ix) of the
                                                         Registration Statement

   3.  Trust Agreement of the Trust                      Incorporated herein by reference to Exhibit 4(x) of the
                                                         Registration Statement

   4.  Form of Amended and Restated Trust Agreement of   Incorporated herein by reference to Exhibit 4.11 to
       the Trust                                         Dominion's Current Report on Form 8-K filed with the SEC
                                                         on January 12, 2001 (the "Form 8-K")

   5.  Form of Certificate Evidencing the 8.4% Trust     Contained in Exhibit A to the Amended and Restated Trust
       Preferred Securities                              Agreement, the form of which is filed as Exhibit 4 hereto

   6.  Junior Subordinated Indenture dated as of         Incorporated by reference to Exhibit 4(iv) to the
       December 1, 1997 between Dominion and The Chase   Registration Statement
       Manhattan Bank, as Trustee

   7.  Form of Third Supplemental Indenture to Junior    Incorporated by reference to Exhibit 4.13 to the Form 8-K
       Subordinated Indenture

   8.  Form of 8.4% Junior Subordinated Debenture        Contained in Exhibit A to the Third Supplemental
                                                         Indenture, the form of which is filed as Exhibit 7 hereto


   9.  Form of Trust Preferred Securities Guarantee      Incorporated by reference to Exhibit 4.15 to the Form 8-K
       Agreement

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                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 DOMINION RESOURCES CAPITAL TRUST II
                                 By Dominion Resources, Inc., as Sponsor


                                 /s/ G. Scott Hetzer
                                 ----------------------
                                 Name:  G. Scott Hetzer
                                 Title:  Senior Vice President and Treasurer

Dated:  January 12, 2001


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